Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258279) on Form S-8 of our report dated March 29, 2022, with respect to the consolidated financial statements of Candel Therapeutics, Inc.

/s/ KPMG LLP

McLean, Virginia

March 29, 2022